EXHIBIT 99.2.a

INDEPENDENT AUDITORS' REPORT

To the Stockholders of
  Apex Mortgage Capital, Inc.

We have audited the accompanying balance sheets of Apex Mortgage Capital, Inc. (the "Company") as of December 31, 2002 and 2001 and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Apex Mortgage Capital, Inc. as of December 31, 2002 and 2001 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, effective January 1, 2001, the Company changed its method of accounting for derivative financial instruments.

/s/ Deloitte & Touche LLP
Los Angeles, California
March 6, 2003  (March 13, 2003 as to Note 13)

                           Apex Mortgage Capital, Inc.

                                 Balance Sheets

                                                                           December 31,     December 31,
                                                                               2002             2001
                                                                         ---------------- ----------------
Assets

     Cash and cash equivalents                                           $     1,456,000  $     4,330,000
     Fixed income trading securities, at fair value                          606,014,000      437,954,000
     Fixed income securities available-for-sale, at fair value             1,818,893,000    1,067,575,000
     Equity securities available-for-sale, at fair value                       4,168,000        6,028,000
     Interest rate swaps, at fair value                                               --        4,620,000
     Accrued interest receivable                                              12,012,000        8,580,000
     Principal payments receivable                                               248,000          485,000
     Receivable for unsettled securities                                              --        5,520,000
     Other assets                                                              2,587,000          333,000
                                                                         ---------------- ----------------
                                                                         $ 2,445,378,000  $ 1,535,425,000
                                                                         ================ ================

Liabilities and Stockholders' Equity

   Liabilities

     Reverse repurchase agreements                                       $ 2,112,444,000  $ 1,376,850,000
     Accrued interest payable                                                  2,444,000          975,000
     Dividend payable                                                         13,509,000       12,596,000
     Forward contracts, at fair value                                                 --        3,275,000
     Interest rate swaps, at fair value                                      120,098,000               --
     Accrued expenses and other liabilities                                    2,224,000       11,699,000
                                                                         ---------------- ----------------

                                                                           2,250,719,000    1,405,395,000
                                                                         ---------------- ----------------

   Commitments and contingencies (Note 10)

   Stockholders' Equity

     Preferred stock, par value $0.01 per share; 50,000,000 shares
        authorized; no shares outstanding                                             --               --
     Common stock, par value $0.01 per share; 100,000,000 shares authorized; 29,857,000 and 15,555,500 shares outstanding as of
        December 31, 2002 and 2001, respectively                                 299,000          155,000
     Additional paid-in-capital                                              331,499,000      175,802,000
     Accumulated other comprehensive loss                                    (95,880,000)      (7,837,000)
     Accumulated deficit                                                     (41,259,000)     (38,090,000)
                                                                         ---------------- ----------------

                                                                             194,659,000      130,030,000
                                                                         ---------------- ----------------
                                                                         $ 2,445,378,000  $ 1,535,425,000
                                                                         ================ ================

See accompanying notes to financial statements

                           Apex Mortgage Capital, Inc.

                            Statements of Operations

                                                                        Year Ended December 31,
                                                              --------------------------------------------
                                                                   2002           2001          2000
                                                              --------------- ------------- --------------
Interest Income:
     Fixed income securities                                  $  163,448,000  $ 48,779,000  $  42,618,000
     Cash and cash equivalents                                        97,000       112,000        216,000
                                                              --------------- ------------- --------------
                                                                 163,545,000    48,891,000     42,834,000

Interest Expense                                                  89,251,000    23,723,000     33,779,000
                                                              --------------- ------------- --------------

Net Interest Income                                               74,294,000    25,168,000      9,055,000

Dividend Income                                                      442,000       815,000      1,139,000
                                                              --------------- ------------- --------------

Net Interest and Dividend Income                                  74,736,000    25,983,000     10,194,000
                                                              --------------- ------------- --------------

General and Administrative Expenses:
     Management fee                                                1,912,000       471,000        512,000
     Incentive fee                                                 2,000,000       634,000             --
     Insurance                                                       357,000       333,000        272,000
     Professional fees                                               204,000       132,000        382,000
     Directors' fees                                                  57,000        65,000         76,000
     Non-employee stock options                                       96,000         4,000         95,000
     Other                                                           884,000       184,000        397,000
                                                              --------------- ------------- --------------
                                                                   5,510,000     1,823,000      1,734,000
                                                              --------------- ------------- --------------

Net Interest and Dividend Income After General and
   Administrative Expenses                                        69,226,000    24,160,000      8,460,000
                                                              --------------- ------------- --------------

Net Loss from Investment and Derivative Activities               (16,388,000)   (5,015,000)   (36,703,000)

Reclassification of Previously Unrealized Gains                           --     1,742,000             --
                                                              --------------- ------------- --------------

Net Income (Loss) Before Cumulative Effect of Change in
   Accounting Principle                                           52,838,000    20,887,000    (28,243,000)

Cumulative Effect of Change in Accounting Principle                       --    (2,173,000)            --
                                                              --------------- ------------- --------------

Net Income (Loss)                                             $   52,838,000  $ 18,714,000  $ (28,243,000)
                                                              =============== ============= ==============

Net Income (Loss) Per Share Before Cumulative Effect of
   Change in Accounting Principle:
     Basic                                                    $         2.02  $       2.89  $       (4.91)
                                                              =============== ============= ==============
     Diluted                                                  $         2.01  $       2.85  $       (4.91)
                                                              =============== ============= ==============

Effect of Accounting Change Per Share:
     Basic                                                    $           --  $      (0.30) $          --
                                                              =============== ============= ==============
     Diluted                                                  $           --  $      (0.30) $          --
                                                              =============== ============= ==============

Net Income (Loss) Per Share:
     Basic                                                    $         2.02  $       2.59  $       (4.91)
                                                              =============== ============= ==============
     Diluted                                                  $         2.01  $       2.55  $       (4.91)
                                                              =============== ============= ==============

Weighted Average Number of Shares Outstanding:
     Basic                                                        26,206,000     7,235,000      5,753,000
                                                              =============== ============= ==============
     Diluted                                                      26,300,000     7,325,000      5,753,000
                                                              =============== ============= ==============

Dividends Declared Per Share:                                 $         1.95  $       1.95  $        1.51
                                                              =============== ============= ==============

See accompanying notes to financial statements

                           Apex Mortgage Capital, Inc.

                        Statements of Stockholders Equity

                                                                                                  Accumulated
                                                         Common Stock           Additional            Other
                                               -----------------------------     Paid-in         Comprehensive
                                                   Shares         Amount         Capital         Income (Loss)
                                               --------------- ------------- ---------------- ---------------------
Balance, January 1, 2000                            5,753,000  $     58,000  $    82,705,000  $        (26,513,000)

Amortization of non-employees stock options                --            --           95,000                    --

Net loss                                                   --            --               --                    --

Other comprehensive income (loss):
    Net change in unrealized gain on
       available-for-sale securities                       --            --               --            32,860,000

    Net change in unrealized and deferred
       losses on forward contracts                         --            --               --            (7,426,000)


Comprehensive loss


Dividends declared                                         --            --               --                    --
                                               --------------- ------------- ---------------- ---------------------

Balance, December 31, 2000                          5,753,000        58,000       82,800,000            (1,079,000)

Issuance of common stock                            9,802,500        97,000       92,998,000                    --

Amortization of non-employees stock options                --            --            4,000                    --

Net income                                                 --            --               --                    --

Other comprehensive income (loss):
    Net change in unrealized loss on
       available-for-sale securities                       --            --               --           (23,793,000)

    Net change in unrealized and deferred
       losses on forward contracts                         --            --               --            12,236,000

    Net change in unrealized gain on
       terminated interest rate swaps                      --            --               --               179,000

    Net change in unrealized gain on
       interest rate swaps classified as
       cash flow hedges                                    --            --               --             4,620,000


Comprehensive income


Dividends declared                                         --            --               --                    --
                                               --------------- ------------- ---------------- ---------------------

Balance, December 31, 2001                         15,555,500       155,000      175,802,000            (7,837,000)

Issuance of common stock                           14,301,500       144,000      155,601,000                    --

Amortization of non-employees stock options                --            --           96,000                    --

Net income                                                 --            --               --                    --

Other comprehensive income (loss):
    Net change in unrealized gain on
       available-for-sale securities                       --            --               --            47,034,000

    Net change in deferred loss on
       terminated interest rate swaps                      --            --               --           (10,359,000)

    Net change in unrealized loss on
       interest rate swaps classified as
       cash flow hedges                                    --            --               --          (124,718,000)


Comprehensive loss


Dividends declared                                         --            --               --                    --
                                               --------------- ------------- ---------------- ---------------------

Balance, December 31, 2002                         29,857,000  $    299,000  $   331,499,000  $        (95,880,000)
                                               =============== ============= ================ =====================

                                                                        Total
                                                 Accumulated        Stockholders'         Comprehensive
                                                   Deficit             Equity             Income / (Loss)
                                               ----------------- -------------------- -----------------------
Balance, January 1, 2000                               (209,000) $        56,041,000

Amortization of non-employees stock options                  --               95,000

Net loss                                            (28,243,000)         (28,243,000) $          (28,243,000)

Other comprehensive income (loss):
    Net change in unrealized gain on
       available-for-sale securities                         --           32,860,000              32,860,000

    Net change in unrealized and deferred
       losses on forward contracts                           --           (7,426,000)             (7,426,000)
                                                                                      -----------------------

Comprehensive loss                                                                    $           (2,809,000)
                                                                                      =======================

Dividends declared                                   (8,944,000)          (8,944,000)
                                               ----------------- --------------------

Balance, December 31, 2000                          (37,396,000)          44,383,000

Issuance of common stock                                     --           93,095,000

Amortization of non-employees stock options                  --                4,000

Net income                                           18,714,000           18,714,000  $           18,714,000

Other comprehensive income (loss):
    Net change in unrealized loss on
       available-for-sale securities                         --          (23,793,000)            (23,793,000)

    Net change in unrealized and deferred
       losses on forward contracts                           --           12,236,000              12,236,000

    Net change in unrealized gain on
       terminated interest rate swaps                        --              179,000                 179,000

    Net change in unrealized gain on
       interest rate swaps classified as
       cash flow hedges                                      --            4,620,000               4,620,000
                                                                                      -----------------------

Comprehensive income                                                                  $           11,956,000
                                                                                      =======================

Dividends declared                                  (19,408,000)         (19,408,000)
                                              ------------------ --------------------

Balance, December 31, 2001                          (38,090,000)         130,030,000

Issuance of common stock                                     --          155,745,000

Amortization of non-employees stock options                  --               96,000

Net income                                           52,838,000           52,838,000  $           52,838,000

Other comprehensive income (loss):
    Net change in unrealized gain on
       available-for-sale securities                         --           47,034,000              47,034,000

    Net change in deferred loss on
       terminated interest rate swaps                        --          (10,359,000)            (10,359,000)

    Net change in unrealized loss on
       interest rate swaps classified as
       cash flow hedges                                      --         (124,718,000)           (124,718,000)
                                                                                      -----------------------

Comprehensive loss                                                                    $          (35,205,000)
                                                                                      =======================

Dividends declared                                  (56,007,000)         (56,007,000)
                                              ------------------ --------------------

Balance, December 31, 2002                    $     (41,259,000) $       194,659,000
                                              ================== ====================

See accompanying notes to financial statements.

                           Apex Mortgage Capital, Inc.

                            Statements of Cash Flows

                                                                     Year Ended December 31,
                                                        --------------------------------------------------
                                                             2002             2001             2000
                                                        ---------------- ---------------- ----------------
Operating Activities:
   Net income (Loss)                                    $    52,838,000  $    18,714,000  $   (28,243,000)
   Adjustments to reconcile net income to net cash
     provided by operating activities:
     Net amortization                                         6,687,000       (4,189,000)      (2,559,000)
     Net loss on investment and derivative activities        16,388,000        5,015,000       36,703,000
     Cumulative effect of change in accounting
        principle                                                    --        2,173,000               --
     Reclassification of previously unrealized gains                 --       (1,742,000)              --
     Trading activities                                  (1,313,445,000)     135,650,000               --
     Change in assets and liabilities:
        Accrued interest receivable                          (3,432,000)      (4,846,000)       2,520,000
        Other assets                                         (2,254,000)         379,000          104,000
        Accrued interest payable                              1,469,000          406,000       (3,091,000)
        Accrued expenses and other liabilities               (9,475,000)      10,876,000          163,000
                                                        ---------------- ---------------- ----------------
          Net cash (used in) provided by operating       (1,251,224,000)     162,436,000        5,597,000
             activities                                 ---------------- ---------------- ----------------

Investing Activities:
   Purchase of fixed income securities
     available-for-sale                                  (1,503,945,000)  (1,081,801,000)    (133,930,000)
   Proceeds from sales of fixed income securities
     available-for-sale                                   1,570,699,000               --      193,953,000
   Proceeds from maturities of fixed income
     securities available-for-sale                            5,000,000               --               --
   Proceeds from sales of equity securities                   1,937,000        7,578,000        6,481,000
   Principal payments on fixed income securities
     available-for-sale                                     338,414,000          350,000       73,893,000
   Net payments on closed forward contracts                          --               --      (17,192,000)
   Proceeds from terminated interest rate swaps                      --               --        5,554,000
                                                        ---------------- ---------------- ----------------
          Net cash provided by (used in) investing          412,105,000   (1,073,873,000)     128,759,000
             activities                                 ---------------- ---------------- ----------------

Financing Activities:
   Net change in reverse repurchase agreements              735,594,000      831,416,000     (127,226,000)
   Dividend distributions                                   (55,094,000)      (8,884,000)      (9,595,000)
   Issuance of common stock                                 155,745,000       93,095,000               --
                                                        ---------------- ---------------- ----------------
          Net cash provided by (used in) financing          836,245,000      915,627,000     (136,821,000)
             activities                                 ---------------- ---------------- ----------------

Net (Decrease) Increase in Cash and Cash Equivalents         (2,874,000)       4,190,000       (2,465,000)

Cash and Cash Equivalents at Beginning of Year                4,330,000          140,000        2,605,000
                                                        ---------------- ---------------- ----------------

Cash and Cash Equivalents at End of Year                $     1,456,000  $     4,330,000  $       140,000
                                                        ================ ================ ================

Supplemental Disclosure of Cash Flow Information:
   Cash paid for interest                               $    86,863,000  $    24,339,000  $    39,711,000
   Noncash Investing and Financing Activities:
     Change in accumulated other comprehensive loss         (88,043,000)      (6,758,000)      25,434,000
     Change in receivable for unsettled securities           (5,520,000)       5,520,000               --
     Change in payable for unsettled securities                      --      (14,514,000)      14,514,000
     Change in dividends declared, not yet paid                 913,000       10,523,000        2,073,000

See accompanying notes to financial statements.

                           Apex Mortgage Capital, Inc.
                          Notes to Financial Statements

Note 1 - The Company

            Apex Mortgage Capital, Inc. (the "Company") was incorporated in Maryland on September 15, 1997. The Company commenced its operations of acquiring and managing a portfolio of mortgage related assets on December 9, 1997, upon receipt of the net proceeds from the initial public offering of the Company's Common Stock. The Company uses its equity capital and borrowed funds to seek to generate income based on the difference between the yield on its investments and the cost of its borrowings. The Company is structured for tax purposes as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code").

            The Company has entered into a Management Agreement (the "Management Agreement"), as amended, with TCW Investment Management Company (the "Manager"), a wholly owned subsidiary of The TCW Group, Inc., pursuant to which the Manager manages the Company's day-to-day operations, subject to the direction and oversight of the Company's Board of Directors.

Note 2 - Summary of Significant Accounting Policies and Certain Risks

      Cash and Cash Equivalents

            Cash and cash equivalents include cash and highly liquid investments with original maturities of three months or less. The carrying amount of cash equivalents approximates their fair value.

      Investment Securities

            Fixed income securities consist primarily of residential mortgage securities and other fixed income securities. Equity securities consist primarily of equity securities issued by other real estate investment trusts. All fixed income and equity securities are initially recorded at cost on the date they are purchased. A majority of the Company's securities are expected to qualify as real estate assets under the REIT Provisions of the Code.

            Securities are classified as either trading or available-for-sale. Securities that management actively considers for near-term disposition because of earnings volatility associated with the interest rate risk hedging strategies used in connection with those securities or for other reasons are classified as trading securities. Other securities are classified as available-for-sale. Trading securities are reported at fair value, and changes in fair value are reported in net gain (loss) from investment and derivative activities in the statements of operations. Available-for-sale securities are reported at fair value, with unrealized gains and losses excluded from earnings and reported in accumulated other comprehensive loss. Realized gains and losses on sales of both trading and available-for-sale securities are determined on an average cost basis and included in net gain (loss) from investment and derivative activities.

            When the fair value of an available-for-sale security is less than amortized cost, management considers whether there is an other-than-temporary impairment in the value of the security (e.g., whether the security will be sold prior to the recovery of fair value). If, in management's judgment, an other-than-temporary impairment exists, the cost basis of the security is written down to the then-current fair value, and the unrealized loss is transferred from accumulated other comprehensive income as an immediate reduction of current earnings (i.e., as if the loss had been realized in the period of impairment).

      Interest Income and Dividend Recognition

            Interest income on the Company's mortgage securities and other fixed income securities is accrued based on the actual coupon rate and the outstanding principal amount. Premiums and discounts are amortized or accreted into interest income over the lives of the securities using the effective yield method adjusted for the effects of estimated prepayments. In the event that the cost basis of a security has been reduced below par because of an other-than-temporary impairment in value, the difference is treated like a discount in determining the appropriate amount of accretion to recognize as interest income between the date when the cost is adjusted and when the security is ultimately sold. Also, dividends on equity securities are recognized as income on their declaration dates.

      Derivatives and Hedging Transactions

            The Company may enter into interest rate swaps and other financial instruments in order to mitigate the impact of rising interest rates on the cost of its short-term borrowings and market value of its portfolio securities. The Company may also enter into forward contracts to sell U.S. Treasury securities and other financial instruments in order to mitigate the negative impact of rising interest rates on the fair value of its fixed income securities. Such financial instruments are generally referred to as "derivatives."

            The Company adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, on January 1, 2001. Under SFAS No. 133, all derivatives are recorded at fair value and presented as either assets or liabilities on the Company's balance sheets. If the Company were to change current or anticipated borrowings so that they were no longer appropriately matched to the swap agreements, the agreements might no longer qualify for hedge accounting treatment. In that case, changes in their fair values would affect net income.

            Prior to adopting SFAS No. 133, the Company accounted for changes in fair values of the forward contracts through adjustments to accumulated other comprehensive income. Following adoption of SFAS No. 133, the Company recognizes changes in fair values of forward contracts as a component of net gain (loss) on investment and derivative activities in the statements of operations.

            At December 31, 2002 and 2001, the Company's outstanding interest rate swaps qualify as cash flow hedges and are deemed to be fully effective as hedges under SFAS No. 133. Changes in fair values of such swaps are not reflected in current earnings, but are reflected in other comprehensive income. Currently, fair value of the interest rate swaps is determined by the average of values obtained from two market analytics systems, The Yield Book and Bloomberg.

            During 2001, the adoption of SFAS No. 133 and the related amendments resulted in a transition adjustment that reclassified $2,173,000 of net losses on unrealized and deferred gains and losses on investment securities and forward contracts from accumulated other comprehensive income to earnings. The Company also reclassified deferred gains totaling $2,546,000 on terminated interest rate swaps previously designated as hedges of short-term borrowings from other liabilities to accumulated other comprehensive income. Deferred gains on terminated swaps are amortized into earnings over their original lives as adjustments to interest expense.

            In conjunction with adopting SFAS No. 133, the Company reclassified $594,469,000 of its mortgage securities from the available-for-sale category to the trading category on January 1, 2001 for investments accounted for under SFAS No. 115. This change resulted in the reclassification of $1,742,000 of net unrealized gains from accumulated other comprehensive income to earnings, in addition to net unrealized gains included in the SFAS No. 133 transition adjustment discussed above.

            Notes 5 and 11 contain additional information about the Company's derivative and hedging activities, including additional details about changes to accumulated other comprehensive income relating to the accounting changes summarized above.

      Stock-based Compensation

            The Company grants stock options to its Directors and to certain directors, officers and employees of the Manager, as discussed in
            Note 6. Options granted to Directors of the Company are accounted for using the intrinsic-value method, and generally no compensation expense is recognized in the statements of operations for such options. Options granted to persons other than Directors (i.e., to non-employees) are accounted for using the fair value method; such stock options are measured at their fair value when they are granted and are recognized as general and administrative expense during the periods when the options are vested and the related services are performed.

            The following table presents the pro forma effects on net income
            (loss) and net income (loss) per share if compensation costs related to the director stock options were measured using the fair value method as prescribed under SFAS No. 123, Accounting for Stock-based
            Compensation:

                                                                    Year Ended December 31,
                                                        -------------------------------------------------
                                                             2002             2001             2000
                                                        ---------------- ---------------- ---------------
   Reported net income (loss)                           $    52,838,000  $    18,714,000  $  (28,243,000)
   Deduct: Total stock-based employee compensation
     expense determined under fair value based method
     for all awards, net of related tax effects                  (2,000)          (5,000)       (166,000)
                                                        ---------------- ---------------- ---------------
     Pro forma net income (loss)                        $    52,836,000  $    18,709,000  $  (28,409,000)
                                                        ================ ================ ===============

     Earnings per share:
        Basic - as reported                             $          2.02  $          2.59  $        (4.91)
                                                        ================ ================ ===============
        Basic - pro forma                               $          2.02  $          2.59  $        (4.94)
                                                        ================ ================ ===============

        Diluted - as reported                           $          2.01  $          2.55  $        (4.91)
                                                        ================ ================ ===============
        Diluted - pro forma                             $          2.01  $          2.55  $        (4.94)
                                                        ================ ================ ===============

      Federal and State Income Taxes

            The Company has elected to be taxed as a REIT and generally is not subject to federal and state taxes on its income to the extent it distributes annually 90% of its pre-distribution taxable income to stockholders and meets certain other asset, income and stock ownership tests. Therefore, no provision for income taxes has been included in the financial statements. Also, since the Company holds only mortgage-related assets and not actual real property in its portfolio, 100% of the Company's distributions are ordinary taxable income to stockholders of the Company.

      Net Income Per Share

            Basic net income per share is calculated on the basis of the weighted average number of common shares outstanding during each period. Diluted net income per share includes the additional dilutive effect of outstanding stock options as calculated using the treasury stock method. The weighted average number of shares used to calculate net income per diluted share includes the effect of the assumed exercise of outstanding stock options that have exercise prices less than the average market price of the stock.

      Interest Rate Risk

            The principal risk affecting the Company's net income, including operating earnings distributable as dividends to the Company's stockholders under the REIT provisions of the Code, is interest rate risk. The Company's assets are principally fixed-rate mortgage securities with weighted average maturities of several years or more (approximately 2.7 years as of December 31, 2002). Such assets are funded primarily with short-term reverse repurchase agreements subject to repricing as they mature. As noted above, the Company may engage in, and has engaged in, various hedging strategies to mitigate the effects of changes in interest rates. The Company's net income, distributable operating earnings, and net book value are highly dependent on its ability to manage interest rate risk, and on the availability of reverse repurchase agreements or similar forms of financing in the future.

      Credit Risk

            The Company has limited its exposure to credit losses on its portfolio of fixed income securities by purchasing securities that are either rated "AAA" by at least one nationally recognized rating agency or are issued by the Federal Home Loan Mortgage Corporation ("FHLMC"), Fannie Mae (formerly known as the Federal National Mortgage Corporation) or the Government National Mortgage Association ("GNMA"). The payment of principal and interest on the FHLMC, Fannie Mae and GNMA securities are guaranteed by those respective agencies. In addition, the Company has the ability to purchase up to 10% of its portfolio in below-investment-grade securities, although it holds no such securities as of December 31, 2002.

            The Company is also exposed to credit risk with respect to amounts due from counterparties to derivative financial instruments. The Company has limited its exposure to credit losses on derivatives by entering into agreements only with nationally recognized, highly-rated counterparties.

      Use of Estimates

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates most significant to the Company's financial statements are related to the fair values of certain investment securities. The majority of the Company's fixed income securities are priced by management based on information obtained from national pricing services, market-makers in the securities, management's knowledge about the markets for the securities, and other factors deemed by management to be significant.

      Recently Issued Accounting Standards

            During the year ended December 31, 2002, the Company has not adopted any new accounting standards that would have a material effect on the Company's results of operations, financial position and cash flows. Recently issued accounting standards required to be adopted by the Company in 2003 and future years are either not applicable to the Company or are not expected to have a material effect on the Company's results of operations, financial position or cash flows, based on the current and anticipated nature of the Company's operations.

            The Financial Accounting Standards Board (FASB) issued Interpretation (FIN) No. 45, Guarantors Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Other, an interpretation of SFAS Nos. 5, 57 and 107, and rescission of FIN No. 34, Disclosure of Indirect Guarantees of Indebtedness of Others, in November 2002. FIN No. 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of the interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, while the provision of the disclosure requirements are effective for financials statements of interim or annual periods ending after December 15, 2002. The Company believes the adoption of such interpretation will not have a material impact on its results of operations, financials position or cash flows.

            Statement of Financial Accounting Standards ("SFAS") No. 148, Accounting for Stock-based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123, amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of SFAS No. 123 to require prominent disclosure in both annual and interim financials statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The provisions of SFAS No. 148 are effective for annual financials statements for fiscal years ending after December 15, 2002, and for financials reports containing condensed financials statements for interim periods beginning after December 15, 2002. The Company has not determined whether it will adopt the fair value based method of accounting for stock-based employee compensation.

Note 3 - Fixed Income and Equity Securities

            At December 31, 2002, fixed income and equity securities consisted of the following:

                                                 Fixed            Fixed
                                                 Income           Income              Equity
                                                Trading          Securities         Securities
         (in thousands)                        Securities    Available-For-Sale Available-For-Sale
         ---------------------------------- ---------------- ------------------ ------------------
         Principal Amount                   $       585,817  $     1,765,448
         Unamortized Premium (Discount)              12,838           20,371
                                            ---------------- ----------------   ------------------
         Adjusted Cost                              598,655        1,785,819    $           2,844
         Gross Unrealized Gains                       7,359           33,225                1,324
         Gross Unrealized Losses                         --             (151)                  --
                                            ---------------- ----------------   ------------------
         Fair Value                         $       606,014  $     1,818,893    $           4,168
                                            ================ ================   ==================

            At December 31, 2001, fixed income and equity securities consisted of the following:

                                                 Fixed            Fixed
                                                 Income           Income              Equity
                                                Trading          Securities         Securities
         (in thousands)                        Securities    Available-For-Sale Available-For-Sale
         ---------------------------------- ---------------- ------------------ ------------------
         Principal Amount                   $       432,630  $     1,071,009
         Unamortized Premium (Discount)              (9,266)          11,044
                                            ---------------- ----------------   ------------------
         Adjusted Cost                              423,364        1,082,053    $           4,187
         Gross Unrealized Gains                      14,725              180                1,841
         Gross Unrealized Losses                       (135)         (14,658)                  --
                                            ---------------- ----------------   ------------------
         Fair Value                         $       437,954  $     1,067,575    $           6,028
                                            ================ ================   ==================

            The contractual final maturity of the mortgage loans supporting fixed income mortgage securities is generally between 15 and 30 years at origination. Because of prepayments on the underlying mortgage loans, the actual weighted average maturity is expected to be substantially less.

            Fixed-rate mortgage securities composed over 99% and 98% of the Company's portfolio of fixed income securities at December 31, 2002 and 2001, respectively. The expected average remaining maturity of the Company's other fixed income securities as of December 31, 2002 and 2001 was less than one year.

            Adjustable-rate mortgage securities comprised approximately 0.4% and 1.1% of the Company's portfolio of fixed income securities at December 31, 2002 and 2001, respectively. A portion of the adjustable-rate mortgage securities in the Company's portfolio are backed by loans subject to periodic and lifetime caps that limit the amount the securities' effective interest rates can change during any given period and over the lives of the assets. Both at December 31, 2002 and 2001, the portion of adjustable-rate mortgage securities subject to periodic and lifetime caps had an average periodic cap equal to 2.0% and an average lifetime cap equal to 11.3%.

            During 2002, the Company reported a net loss on investment and derivative activities of $16,388,000 in the statement of operations. This loss consisted of a net loss of $55,517,000 on closed forward contracts, a gain of $28,156,000 on the sale of $1,456,542,000 of fixed income trading securities, a gain of $16,929,000 on the sale of $1,565,180,000 of fixed income available-for-sale securities, a gain of $593,000 on the sale of $1,937,000 equity securities available-for-sale, a loss of $2,593,000 on terminated swaps, and an unrealized loss of $3,956,000 on fixed income trading securities.

            During 2001, the Company reported a net loss on investment and derivative activities of $5,015,000 in the statement of operations. This loss consisted of a net loss of $19,007,000 on closed forward contracts, a gain of $7,676,000 on the sale of $379,198,000 of fixed income trading securities, a gain of $3,076,000 on the sale of $7,578,000 of equity securities available-for-sale, and an unrealized gain of $3,240,000 on fixed income trading securities. There were no sales of available-for-sale fixed income securities during 2001.

            During 2000, the Company realized $741,000 and $6,536,000 in gross gains and losses, respectively, on the sale of $97,440,000 and $96,513,000 of fixed income securities available-for-sale, respectively. During 2000, the Company realized $348,000 and $221,000 in gross gains and losses, respectively, on the sale of $3,419,000 and $3,062,000 of equity securities, respectively, which were classified as available-for-sale. During 2000, the Company realized a gain of $172,000 from the sale of interest rate caps.

            During 2000, the Company recorded an impairment adjustment of $18,284,000 on its fixed-rate mortgage securities, which was included in net loss on investment and derivative activities in the statement of operations. The impairment adjustment represents an other-than-temporary decline in the fair value, as of September 30, 2000, of investments held that the Company no longer intended to hold. A substantial portion of these investments were sold in the fourth quarter of 2000 and during 2001 and 2002.

            Net deferred losses and unrealized losses of $7,345,000 and $1,079,000, respectively, on forward contracts were reclassified from other comprehensive income into net loss on investment and derivative activities in the statement of operations during 2000 as part of the impairment charge recorded on the underlying assets being hedged.

            The Company also recorded impairment adjustments of $3,368,000 and $958,000 on its Dynex Capital Inc. preferred stock and common stock holdings, respectively, which were included in net loss on investment and derivative activity in the statement of operations.

Note 4 - Reverse Repurchase Agreements

            The Company has entered into reverse repurchase agreements to finance certain of its investments. These agreements are secured by a portion of the Company's investments and bear interest rates that have historically moved in close relationship to LIBOR. Reverse repurchase agreements are accounted for as short-term borrowings and recorded as a liability on the balance sheet.

            At December 31, 2002, the Company had outstanding $2,112,444,000 of reverse repurchase agreements with a weighted average current borrowing rate of 1.40% and a weighted average maturity of 1.0 month. The reverse repurchase agreements were collateralized by securities with an estimated fair value of $2,199,852,000.

            At December 31, 2001, the Company had outstanding $1,376,850,000 of reverse repurchase agreements with a weighted average current borrowing rate of 1.89% and a weighted average maturity of 1.0 month. The reverse repurchase agreements were collateralized by securities with an estimated fair value of $1,440,014,000.

            For the year ended December 31, 2002, the average reverse repurchase agreement balance was $2,549,641,000 with a weighted average interest cost of 3.5% inclusive of the effect of interest rate swaps. The maximum reverse repurchase agreement balance outstanding during 2002 was $3,704,177,000.

            For the year ended December 31, 2001, the average reverse repurchase agreement balance was $635,954,000 with a weighted average interest cost of 3.9% inclusive of the effect of interest rate swaps. The maximum reverse repurchase agreement balance outstanding during the year ended December 31, 2001 was $1,376,850,000.

            For the year ended December 31, 2000, the average reverse repurchase agreement balance was $576,190,000 with a weighted average interest cost of 6.33%. The maximum reverse repurchase agreement balance outstanding during the year ended December 31, 2000 was $672,660,000.

Note 5 - Derivative Financial Instruments and Hedging Activities

            The Company has entered into interest rate swap agreements as summarized below. Under these agreements, the Company receives a floating rate and pays a fixed rate. The swaps qualify as cash flow hedges for accounting purposes, and effectively fix the interest rate paid on $1,678,500,000, as of December 31, 2002, of current and anticipated future borrowings under reverse repurchase agreements. The Company estimates that approximately $39,600,000 of unrealized and deferred realized losses on interest rate swaps currently included in accumulated other comprehensive loss will be reclassified into interest expense within the next twelve months as net settlements occur. As of December 31, 2002, the maximum length of time over which the Company is hedging its exposure to the variability in future cash flows for current and anticipated future transactions is approximately 9.5 years.

            Interest Rate Swaps at December 31, 2002:

                  (Dollars in thousands)

            Current                  Average        Floating        Par Weighted        Unrealized
            Notional Amount        Fixed Rate         Rate        Average Maturity        Losses
            ------------------ ----------------- -------------- --------------------- -------------
            $        1,678,500            4.643%  1Month LIBOR       4.4 years        $     120,098


            Interest Rate Swaps at December 31, 2001:

                  (Dollars in thousands)

            Current                  Average        Floating        Par Weighted        Unrealized
            Notional Amount        Fixed Rate         Rate        Average Maturity        Losses
            ------------------ ----------------- -------------- --------------------- -------------
            $          850,000            4.239%  1Month LIBOR       6.6 years        $       4,620

            During the fourth quarter of 2002, the Company terminated a portion of the outstanding interest rate swap agreements with a combined notional amount of $544,500,000, which resulted in a deferred loss of approximately $13,872,000 with an average term of 1.3 years and an average rate of 3.57%. As a result of declining reverse repurchase agreements, the Company accelerated the deferred loss recognition and reclassified $2,593,000 from accumulated other comprehensive income (loss) into earnings. The loss reclassification was included in net loss from investment and derivative activities for the year ended December 31, 2002. The acceleration of the deferred loss recognition depends on the balance of reverse repurchase agreements maintained by the Company. If the general level of reverse repurchase agreements decline further, the Company may be required to accelerate the deferred loss recognition in the future. The remaining deferred loss is being amortized as an adjustment to interest expense over the remaining lives of the original swap agreements.

            During 2000, the Company terminated outstanding interest rate swap agreements with a combined notional amount of $386,213,000, which resulted in a deferred gain of $5,554,000. The deferred gain was being amortized as an adjustment to interest expense over the remaining lives of the original swap agreements, and the remaining unamortized amount was 1included in accumulated other comprehensive income (loss) as of December 31, 2001. The deferred gain was fully amortized in 2002.

            During 2002, interest expense was increased by $43,231,000 paid to swap counterparties and $920,000 from amortization of net deferred losses on terminated swap contracts. During 2001, interest expense was increased by $1,663,000 paid to swap counterparties and decreased by $2,367,000 from amortization of deferred gains on terminated swap contracts. During 2000, interest expense was decreased by $334,000 received from swap counterparties and $3,808,000 from amortization of deferred gains on terminated swap contracts.

            At December 31, 2002, there was no cash collateral held from a swap counterparty. At December 31, 2001, the Company held $2,500,000 in cash as collateral from a swap counterparty.

            At December 31, 2002, the Company had no open forward contracts to sell U.S. Treasury notes.

            At December 31, 2001, the Company had open forward contracts to sell U.S. Treasury notes with terms stated below:

                  (Dollars in thousands)

                                     Average                               Average Maturity of
            Current                Termination         Net Unrealized          Underlying
            Notional Amount           Date                 Losses              Securities
         -------------------- -------------------- --------------------- ---------------------
         $           359,000       1/14/2002       $              3,275       5.57 Years

Note 6 - Stock Option Plan

            The Company has adopted a stock option plan (the "Amended and Restated 1997 Stock Option Plan") that provides for the grant of both qualified incentive stock options that meet the requirements of
            Section 422 of the Code, and non-qualified stock options, stock appreciation rights and dividend equivalent rights. Stock options may be granted to directors of the Company ("employees"), and to the directors, officers and key employees of the Manager ("non-employees"). The Manager is not eligible to be a recipient of stock options.

            The exercise price for any stock option granted under the Amended and Restated 1997 Stock Option Plan may not be less than 100% of the fair market value of the shares of Common Stock at the time the option is granted. Each option must terminate no more than ten years from the date it is granted. Subject to anti-dilution provisions for stock splits, stock dividends and similar events, the Amended and Restated 1997 Stock Option Plan authorizes the grant of options to purchase an aggregate of 1,000,000 shares of Common Stock.

            Stock option activity during 2002, 2001, and 2000 was as follows:

                                                                        Weighted
                                                                         Average
                                                                        Exercise
                                                           Options       Price
                                                          ----------   ---------
            Options Outstanding at January 1, 2000          570,000    $   13.62
            Granted During 2000                             305,000         6.98
                                                          ----------
            Options Outstanding at December 31, 2000        875,000        11.29

            Granted During 2001                              56,000        11.18
            Exercised During 2001                           (27,500)        6.98
                                                          ----------
            Options Outstanding at December 31, 2001        903,500        11.43

            Exercised During 2002                           (41,500)        9.11
            Forfeited During 2002                           (71,000)       11.16
                                                          ----------
            Options Outstanding at December 31, 2002        791,000    $   11.58
                                                          ----------

            Stock options outstanding at December 31, 2002 are as follows:

                                  Options Outstanding                 Options Exercisable
                       ------------------------------------------ ----------------------------
                                        Weighted-     Weighted-                    Weighted-
         Exercise                       average       average                      average
         Price           Number of     Contractual    Exercise      Number of      Exercise
         Range            Options         Life          Price        Options         Price
         ------------- ------------- ------------- -------------- ------------- --------------
            $6.98           228,000     8 years    $        6.98       228,000  $        6.98
            $10.38          144,000     6 years    $       10.38       144,000  $       10.38
            $11.18           56,000     9 years    $       11.18        28,000  $       11.18
            $15.00          363,000     5 years    $       15.00       363,000  $       15.00
                       -------------                              -------------
         $6.98-$15.00       791,000    6.3 years   $       11.58       763,000  $       11.59
                       -------------                              -------------

            Of the stock options outstanding summarized in the tables above, 489,000 are held by Directors of the Company and the remainder are held by non-employees. The Company recognized expense (included in other general and administrative expense) relating to options granted to non-employees of $96,000, $4,000, and $95,000 during 2002, 2001, and 2000, respectively.

            164,000 of the stock options summarized above have dividend equivalent rights that entitle each option holder to receive a cash payment equal to the dividends declared on the Company's Common Stock multiplied by the number of stock options held until the stock options are exercised or expire. Under the terms of the Company's outstanding dividend equivalent rights, dividends are payable on the dividend equivalent rights prior to the vesting of the related stock options. Dividends paid on stock options with dividend equivalent rights are charged to accumulated deficit in the balance sheet. As of December 31, 2002, there were 10,000 outstanding dividend equivalent rights related to unvested stock options.

            The fair value of the stock options granted was estimated using the Black-Scholes option-pricing model with the following assumptions (where dividend yield is shown as zero in the table, the stock options have dividend equivalent rights as discussed above, and the assumption of no dividends adjusts for that factor and increases the estimated fair value):

                                                 Year Ended December 31,
                                            --------------------------------
                                                 2001              2000
                                            ---------------  ---------------

            Estimated fair value            $0.14 and $5.95  $         0.04
            Dividend yield                        18% and 0%             20%
            Volatility                                   30%             30%
            Risk-free interest rate                    5.27%           5.22%
            Expected life                                10              10


            No stock options were granted during 2002.

Note 7 - Shareholders' Rights Plan

            On June 30, 1999, the Board of Directors of the Company declared a dividend distribution of one Right for each outstanding share of the Company's Common Stock to stockholders of record at the close of business on July 30, 1999 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the "Preferred Stock"), at a Purchase Price of $50, subject to adjustment. The description and terms of the Rights are set forth in a Shareholder Rights Agreement (the "Rights Agreement") between the Company and The Bank of New York, as Rights Agent.

            Initially, the Rights will be attached to all common stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the common stock and a Distribution Date will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of common stock (the "Stock Acquisition Date"), other than as a result of repurchases of stock by the Company or certain inadvertent actions by institutional or certain other stockholders or (ii) 10 business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. Until the Distribution Date, (i) the Rights will be evidenced by the common stock certificates and will be transferred with and only with such common stock certificates, (ii) new common stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for common stock outstanding will also constitute the transfer of the Rights associated with the common stock represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require that, prior to the occurrence of a triggering event, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

            The Rights are not exercisable until the Distribution Date and will expire on July 30, 2009, unless earlier redeemed or exchanged by the Company.

Note 8 - Fair Value of Financial Instruments

            The following table presents the carrying values and estimated fair values of the Company's financial instruments. SFAS No. 107, Disclosures About Fair Value of Financial Instruments, defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale:

                  (Dollars in thousands)

                                                                       December 31,
                                                    ----------------------------------------------------
                                                              2002                      2001
                                                    ----------------------------------------------------
                                                      Carrying         Fair      Carrying        Fair
                                                       Value          Value       Value         Value
                                                    ------------ ------------- ------------ ------------

         Mortgage-related securities                $ 2,424,657  $  2,424,657 $  1,500,077  $ 1,500,077

         Equity securities                                4,168         4,168        6,028        6,028

         Other fixed income securities                      250           250        5,452        5,452

         Cash and cash equivalents                        1,456         1,456        4,330        4,330

         Receivable for unsettled securities                 --            --        5,520        5,520

         Accrued interest receivable                     12,012        12,012        8,580        8,580

         Accrued interest payable                         2,444         2,444          975          975

         Reverse repurchase agreements                2,112,444     2,112,444    1,376,850    1,376,850

         Interest rate swaps                           (120,098)     (120,098)       4,620        4,620

         Forward contracts                                   --            --       (3,275)      (3,275)

            Substantially all the Company's assets are carried at their fair values on the balance sheets. The Company bases its fair value estimates for mortgage related securities, equity securities, other fixed income securities, interest rate swaps, and forward contracts primarily on third party price indications provided by dealers who make markets in these financial instruments when such indications are available. However, the fair value reported reflects estimates and may not necessarily be indicative of the amounts the Company could realize in a current market exchange. Because the price estimates may vary to some degree between sources, management must make certain judgments and assumptions about the appropriate price to use to calculate the fair value of investments for financial reporting purposes. Different judgments and assumptions could result in different presentations of value. Cash and cash equivalents, interest receivable and payable, and reverse repurchase agreements are reflected in the financial statements at their costs, which approximates their fair value because of the short-term nature of those instruments.

Note 9 - Related Party Transactions

            The Company pays the Manager annual base management compensation, payable monthly in arrears, equal to 3/4 of 1% of the Average Net Invested Capital as defined in the Management Agreement. The Company recorded expense of $1,912,000, $471,000, and $512,000 in base management compensation to the Manager during 2002, 2001, and 2000, respectively. The accrued liability for base management compensation, included in accrued expenses and other liabilities in the balance sheets, was $1,593,000 and $144,000 at December 31, 2002 and 2001, respectively.

            The Company also pays the Manager, as incentive compensation, an amount equal to 30% of the Net Income of the Company, as defined in the Management Agreement, before incentive compensation, in excess of the amount that would produce an annualized Return on Equity, as defined in the Management Agreement, equal to the ten-year U.S. Treasury rate plus 1%. The Company recorded expense of $2,000,000 and $634,000 for incentive compensation to the Manager for the years ended December 31, 2002 and 2001, respectively. No incentive compensation was incurred for the year ended December 31, 2000.

            During 2002, the incentive fee calculated using the formula summarized above was $10,982,000. However, the Manager waived all but $2,000,000 of the incentive fee. Because the Company had previously paid the Manager incentive fees exceeding that amount during 2002, the excess of $650,000 is receivable from the Manager and is included in Other Assets in the accompanying balance sheets as of December 31, 2002.

            The Company's other fixed income investments include securities that are issued by special purpose entities that invest primarily in mortgage related assets. The Manager serves as the investment manager to these companies and is paid fees in connection with such services. The Company does not anticipate paying any management fees directly to the Manager in connection with these investments.

Note 10 - Commitments and Contingencies

            The Company's Board of Directors has authorized a program to repurchase shares of the Company's Common Stock. As of December 31, 2002, the Company was authorized to repurchase an additional 552,900 shares of the Company's Common Stock pursuant to this program. Shares repurchased are retired immediately. No shares were repurchased during 2002, 2001 or 2000.

            The Management Agreement between the Company and the Manager may be renewed each year at the discretion of the Company's Board of Directors, unless previously terminated by the Company or the Manager upon written notice. Except in the case of a termination or non-renewal by the Company for cause, upon termination or non-renewal of the Management Agreement by the Company, the Company is obligated to pay the Manager a termination or non-renewal fee, which may be significant. The termination or non-renewal fee shall be equal to the fair market value of the Management Agreement without regard to the Company's termination right, as determined by an independent appraisal. Neither the fair market value of the Management Agreement nor the various factors that an appraiser may find relevant in its determination of the fair market value can be determined at this time. The fair market value of the Management Agreement will be affected by significant variables, including (i) the historical management fees paid to the Manager, (ii) any projections of future management fees to be paid to the Manager determined by the independent appraiser, (iii) the relative valuations of agreements similar to the Management Agreement and
            (iv) other factors, all of which may be unrelated to the performance of the Manager. Any termination or non-renewal fee paid may be materially greater than eight times historical fees and the Company can provide no assurance at this time as to the amount of any such fee.

Note 11 - Accumulated Other Comprehensive Income (Loss)

            The following is a presentation of the changes in accumulated other comprehensive income (loss) for the years ended December 31, 2002, 2001, and 2000, including the cumulative effects of the change in accounting principle relating to the adoption of SFAS No. 133 on January 1, 2001 (see Note 2), and other adjustments to reclassify amounts from accumulated other comprehensive income (loss) into the statements of operations during each year:

                                                                    Year Ended December 31,
                                                         -----------------------------------------------
                                                              2002            2001            2000
                                                         --------------- --------------- ---------------
         Unrealized Gains (Losses) on
            Available-for-Sale Securities:

         Unrealized gains (losses) arising during the
            year                                         $   64,556,000  $   (8,912,000) $    1,315,000

         Reclassification of impairment losses to net
            loss on investment and derivative
            activities                                               --              --      22,610,000

         Reclassification of net (gains) losses
            resulting from securities sales to net
            gain (loss) on investment and derivative
            activities                                      (17,522,000)     (3,076,000)      8,935,000

         Cumulative effect of change in accounting
            principle - SFAS No. 133 transition
            adjustment                                               --     (10,063,000)             --

         Reclassification of net gains relating to
            reclassification of securities to trading                --      (1,742,000)             --
                                                         --------------- --------------- ---------------

         Net change in unrealized gains (losses) on
            available-for-sale securities                $   47,034,000  $  (23,793,000) $   32,860,000
                                                         =============== =============== ===============

         Unrealized and Deferred Gains (Losses) on
            Forward Contracts:

         Net deferred gain (loss) from forward
            contracts closed during the year             $           --  $           --  $  (16,860,000)

         Reclassification of impairment losses to net
            loss on investment and derivative
            activities                                               --              --       8,424,000

         Reclassification of deferred losses included
            in interest income                                       --              --         346,000

         Reclassification of net losses resulting from
            sales to net gain (loss) on investment and
            derivative activities                                    --              --         664,000

         Cumulative effect of change in accounting
            principle - SFAS No. 133 transition
            adjustment                                               --      12,236,000              --
                                                         --------------- --------------- ---------------

         Net change in unrealized and deferred gains
            (losses) on forward contracts                $           --  $   12,236,000  $   (7,426,000)
                                                         =============== =============== ===============

         Deferred Gain (Loss) on Terminated Interest
            Rate Swaps:

         Cumulative effect of change in accounting
            principle - SFAS No. 133 transition
            adjustment                                   $           --  $    2,546,000  $           --

         Deferred loss from terminated interest rate
            swaps                                           (13,872,000)             --              --

         Reclassification of deferred loss to net gain
            (loss) from investment and derivative
            activities                                        2,593,000              --              --

         Reclassification for amortization into
            interest expense                                    920,000      (2,367,000)             --
                                                         --------------- --------------- ---------------

         Net change in deferred gain (loss) on
            terminated interest rate swaps               $  (10,359,000) $      179,000  $           --
                                                         =============== =============== ===============

         Unrealized Gain (Loss) on Interest Rate Swaps
            Classified as Cash Flow Hedges:

         Net unrealized gain (loss) on interest rate
            swaps classified as cash flow hedges         $ (167,949,000) $    2,957,000  $           --

         Reclassification for adjustments to interest
            expense                                          43,231,000       1,663,000              --
                                                         --------------- --------------- ---------------

         Net change in unrealized gain (loss) on
            interest rate swaps classified as cash
            flow hedges                                  $ (124,718,000) $    4,620,000  $           --
                                                         =============== =============== ===============

         The following is a summary of the amounts included in accumulated other comprehensive income (loss) as of December 31, 2002 and 2001:

                                                                                     December 31,
                                                                            ----------------------------
                                                                                 2002           2001
                                                                            ------------- --------------
         Net unrealized gains (losses) on available-for-sale securities     $  34,398,000 $ (12,636,000)

         Net deferred gains (losses) on terminated interest rate swaps        (10,180,000)      179,000

         Net unrealized gains (losses) on interest rate swaps classified
            as cash flow hedges                                              (120,098,000)    4,620,000
                                                                            ----------------------------

         Accumulated Other Comprehensive Loss                               $ (95,880,000)$  (7,837,000)
                                                                            ============================

Note 12 - Summarized Quarterly Results (Unaudited)

            The following is a presentation of the quarterly results of operations (amounts are in thousands except per share amounts):

                                                               Year Ended December 31, 2002,
                                                    ----------------------------------------------------
                                                      Fourth         Third       Second         First
                                                      Quarter       Quarter      Quarter       Quarter
                                                    -----------  ------------ ------------  ------------
         Interest Income                            $    37,252  $     53,715 $     45,270  $    27,308
         Interest Expense                                25,920        29,237       21,390       12,704
                                                    -----------  ------------ ------------  ------------
              Net Interest Income                        11,332        24,478       23,880       14,604
                                                    -----------  ------------ ------------  ------------

         Net Gain (Loss) on Investment and
            Derivative Activities                         9,709       (15,645)      (8,748)      (1,704)
         Dividend Income                                    101           106          109          126
         General and Administrative Expenses              3,050          (557)        (280)       3,297
                                                    -----------  ------------ ------------  ------------
              Net Income                            $    18,092  $      9,496 $     15,521  $     9,729
                                                    ===========  ============ ============  ============

         Basic Net Income per Share                 $      0.61  $       0.32 $       0.58  $      0.53
                                                    ===========  ============ ============  ============

         Diluted Net Income per Share               $      0.61  $       0.32 $       0.58  $      0.53
                                                    ===========  ============ ============  ============

         Average Number of Shares Outstanding:
              Basic                                      29,857        29,857       26,628       18,316
                                                    ===========  ============ ============  ============

              Diluted                                    29,865        29,992       26,796       18,428
                                                    ===========  ============ ============  ============

         Dividends Declared Per Share               $      0.45  $       0.50 $       0.50  $      0.50
                                                    ===========  ============ ============  ============

                                                               Year Ended December 31, 2001,
                                                    ----------------------------------------------------
                                                      Fourth         Third       Second         First
                                                      Quarter       Quarter      Quarter       Quarter
                                                    -----------  ------------ ------------  ------------
         Interest Income                            $    18,274  $      9,833 $      9,764  $    11,020
         Interest Expense                                 7,458         4,201        4,988        7,076
                                                    -----------  ------------ ------------  ------------
              Net Interest Income                        10,816         5,632        4,776        3,944
                                                    -----------  ------------ ------------  ------------

         Net Gain (Loss) on Investment and
            Derivative Activities                          (584)        2,409       (4,382)      (2,458)
         Dividend Income                                    159           162          306          188
         General and Administrative Expenses                887           367          300          269
         Reclassification of Previously
            Unrealized Gains                                 --            --           --        1,742
         Cumulative Effect of Change in
            Accounting Principle                             --            --           --       (2,173)
                                                    -----------  ------------ ------------  ------------
              Net Income                            $     9,504  $      7,836 $        400  $       974
                                                    ===========  ============ ============  ============

         Basic Net Income per Share                 $      0.82  $       1.36 $       0.07  $      0.17
                                                    ===========  ============ ============  ============

         Diluted Net Income per Share               $      0.81  $       1.34 $       0.07  $      0.17
                                                    ===========  ============ ============  ============

         Average Number of Shares Outstanding:
              Basic                                      11,631         5,753        5,753        5,753
                                                    ===========  ============ ============  ============

              Diluted                                    11,739         5,846        5,819        5,783
                                                    ===========  ============ ============  ============

         Dividends Declared Per Share               $      0.80  $       0.40 $       0.40  $      0.35
                                                    ===========  ============ ============  ============

13.         Subsequent Events

            On March 13, 2003, the Board of Directors of the Company declared a dividend of $0.25 per common share for the first quarter of 2003, payable on April 30, 2003 to stockholders of record on March 28, 2003. The Company's policy is to accrue cash dividend payments once declared by the Board of Directors and, as such, the dividend declared on March 13, 2003 is not reflected in the accompanying financial statements.

            On March 13, 2003, the Board of Directors authorized management to consider a full range of strategic alternatives for the Company in order to maximize shareholder value, including the potential sale of the Company. In this context, the Board of Directors has appointed a special committee consisting of the independent directors. In the event of a sale of the Company, the Manager is entitled to receive a termination fee under the terms of the Management Agreement. In the event of a termination, the Manager and the Board of Directors have agreed to limit the termination fee to an amount less than the fair market value contemplated to be paid under the Management Agreement. In the event of a sale of the Company, the termination fee will be an amount up to fifty percent of the premium over book value, not to exceed $10 million.